Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,404,930
Unrealized Gain (Loss) on Market Value of Futures	(11,469,450)
Dividend Income	47,661
Interest Income	140,454
ETF Transaction Fees	2,450
Total Income (Loss)	$(9,873,955)

Expenses
General Partner Management Fees	$70,308
Professional Fees	2,974
Brokerage Commissions	9,108
Non-interested Directors' Fees and Expenses	1,024
Prepaid Insurance Expense	536
Total Expenses	83,950
Expense Reimbursement (Waiver)	666
Net Expenses	$84,616
Net Income (Loss)	$(9,958,571)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/18	$107,077,688
Additions (550,000 Shares)	12,521,081
Withdrawals (300,000 Shares)	(6,534,994)
Net Income (Loss)	(9,958,571)

Net Asset Value End of Month	$103,105,204
Net Asset Value Per Share (4,850,000 Shares)	$21.26

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596